EXHIBIT 10(ff)

                           RESTATED FIRST ADDENDUM
                               TO THAT CERTAIN
                            EMPLOYMENT AGREEMENT
                                   BETWEEN
                       FARMSTEAD TELEPHONE GROUP, INC.
                                     AND
                              GEORGE J. TAYLOR
                DATED AS OF JANUARY 1, 1998 (the "Agreement")

This Restated First Addendum to the Agreement is effective as of the 1st day of August 2001 (the "Effective Date").

RECITALS

The Executive and Company are parties to the Agreement.

Pursuant to an initial First Addendum to the Agreement dated as of August 1, 2001 (the "Initial First Addendum"), the Executive and Company agreed to modify certain provisions of the Agreement for the limited purposes of implementing a reduction in Executive's Base Salary during calendar year 2001and a corresponding adjustment to Executive's entitlements under Sections 2.2 and 2.7 of the Agreement.

Executive and Company now wish to restate the terms of the Initial First Addendum and modify certain provisions of the Agreement for the limited purposes of implementing a reduction in Executive's Base Salary during calendar years 2001and 2002 and a corresponding adjustment to Executive's entitlements under Sections 2.2 and 2.7 of the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows.

1. Executive's Base Salary during the period from August 1, 2001 through December 31, 2002 shall be reduced to and Executive shall be paid at the annual rate of $200,000. The parties acknowledge that Executive previously accepted a reduction in Base Salary from $300,000 to $285,000, as part of a general reduction of employee salaries that was implemented by the Company in April of 2001.

2. Notwithstanding the Base Salary reduction set forth in Paragraph 1 above:

      (i) Executive's Base Salary in effect at the commencement of the Limited Employment Period shall be deemed to be $300,000 for purposes of computing the Executive's compensation entitlements under Section 2.2 of the Agreement;

      (ii) The amount of compensation to which Executive otherwise is entitled during the initial calendar year of the Limited Employment Period under Section 2.2 of the Agreement shall be increased by an amount that is equal to the difference between the gross amount of Base Salary that would have been paid to Executive had his Base Salary been maintained at $300,000 from January 1, 2001 through December 31, 2002 and the gross amount of Base Salary that was actually paid by the Company to Executive for that period;

      (iii) Executive's Base Salary for calendar years 2001 and 2002 shall be deemed to be $300,000 for purposes of calculating the Executive Compensation Amount due Executive under Sections 2.7 (a), (b) and (c) of the Agreement;

      (iv) The amount of compensation to which Executive otherwise is entitled under Sections 2.7 (a) or (b) of the Agreement, as the case may be, shall be increased by an amount that is equal to the difference between the gross amount of Base Salary that would have been paid to Executive had his Base Salary been maintained at $300,000 from January 1, 2001 through the effective date of his termination and the gross amount of Base Salary that was paid by the Company to Executive for that period; and

      (v) The amount of compensation to which Executive otherwise is entitled under Section 2.7 (c) of the Agreement shall be increased by an amount that is equal to the difference between the gross amount of Base Salary that would have been paid to Executive had his Base Salary been maintained at $300,000 from January 1, 2001 through


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December 31, 2002 and the gross amount of Base Salary that was actually paid by the Company to Executive for that period.

3. Notwithstanding anything to the contrary in Section 2.6 (b) of the Agreement, Executive acknowledges and agrees that the reduction of Executive's Base Salary as contemplated by this Restated First Addendum shall not constitute "Good Reason" for termination of the Agreement.

4. Unless specifically defined, all capitalized terms in this Addendum shall have the meanings assigned in the Agreement.

5. This Restated First Addendum hereby supersedes and merges the terms of the Initial First Addendum, and the Initial First Addendum shall not be of any force or effect whatsoever. The Agreement shall continue in full force and effect except to the extent specifically modified by the terms of this Restated First Addendum.

Executed by the parties as of the Effective Date.


FARMSTEAD TELEPHONE GROUP, INC.

By:___________________________________

Name:_________________________________

Title:__________________________________



GEORGE J. TAYLOR, JR.


______________________________________


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